Exhibit 3.9
State of Delaware
Secretary of State
Division of Corporations
Delivered 06:52 PM 06/16/2003
FILED 06:21 PM 06/16/2003
SRV 030397017 — 3670488 FILE
CERTIFICATE OF FORMATION
OF
OSI SYSTEMS, LLC
Under Section 18-201 of the Delaware
Limited Liability Company Act
     This Certificate of Formation of OSI Systems, LLC (the “Company”), dated as of June 16, 2003 is being duly executed and filed by David Giles, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).
     FIRST: The name of the limited liability company formed hereby is OSI Systems, LLC.
     SECOND: The address of the Company’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
     THIRD: The name of the Company’s registered agent for service of process at that address is Corporation Service Company, 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808.
     FOURTH: This Certificate of Formation shall be effective on the date it is filed with the Secretary of the State of Delaware.
     IN WITNESS WHEREOF, I have subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury, this 16th day of June, 2003.

/s/ David Giles
David Giles
Sole Organizer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:50 PM 03/10/2004
FILED 11:52 AM 03/10/2004
SRV 040178745 — 3670488 FILE
CERTIFICATE OF AMENDMENT
TO
THE CERTIFICATE OF FORMATION
OF
OSI SYSTEMS, LLC

Filed Under Section 18-202 of the Limited Liability Company Act

It is hereby certified that:
          FIRST. The name of the Limited liability company (hereinafter called the “Limited Liability Company”) is OSI Systems, LLC.
          SECOND. The certificate of formation of the Limited Liability Company, filed with the Secretary of State of the State of Delaware on June 16, 2003, is hereby amended by striking out “FIRST. The name of the limited liability company formed hereby is “OSI SYSTEMS, LLC.” and substituting in lien thereof the following:
     “FIRST. The name of the limited liability company formed hereby is “MedAssets Net Revenue Systems, LLC.”
Executed on March 9, 2004.

OSI SYSTEMS, LLC
By:	MedAssets, Inc.
Sole Member

By:	/s/ Jonathan H. Glenn
	Name:	Jonathan H. Glenn
	Title:	Vice President & Secretary

TOTAl P.01

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:30 PM 08/21/2006
FILED 04:15 PM 08/21/2006
SRV 060779658 — 3670488 FILE
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
1.	Name of Limited Liability Company: Medassets Net Revenue Systems, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
2.	The address of its registered agent in the State of Delaware is Corporation Trust Center, 1209 Orange St., in the city of Wilmington, in the county of New Castle. The Registered Agent of the limited liability company will be The Corporation Trust Company
IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18 day of August, A.D. 2006.

By:	/s/ Jennifer Aultman
Authorized Person(s)

Name:	Jennifer Aultman, Attorney-in-Fact,
Acting on behalf of Jonathan Glenn, V-P of MedAssets, Inc. Sole Member

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:13 PM 03/18/2009
FILED 11:45 AM 03/18/2009
SRV 090278041 — 3670488 FILE
Certificate of Amendment to Certificate of Formation
of
MEDASSETS NET REVENUE SYSTEMS, LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
MEDASSETS NET REVENUE SYSTEMS, LLC
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on March 18, 2009.

/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Authorized Person